UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 11, 2009

Appliance Recycling Centers of America, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	000-19621	41-1454591
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7400 Excelsior Blvd., Minneapolis, MN		55426-4517
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (952) 930-9000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:              Entry into a Material Definitive Agreement

Sale and lease back of St. Louis Park Building

On August 11, 2009, Appliance Recycling Centers of America, Inc. (the “Company”) entered into an agreement with Japs-Olson Company (the “Purchaser”) to sell and lease back its St. Louis Park building.  The building is a 122,000 square foot facility which includes the Company’s executive offices, a processing and recycling center and a retail store.  Pursuant to the agreement, the Company will sell its St. Louis Park building to the Purchaser for $4.7 million in cash and lease the building back over an initial lease term of five years.  The sale of the building will provide the Company with approximately $2.0 million in cash after the repayment of the mortgage.

The sale of the building is contingent on the Purchaser obtaining the necessary financing.  Both parties contemplate the closing of the sale on or before October 12, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Appliance Recycling Centers of America, Inc.

Date: August 12, 2009	/s/ Peter P. Hausback
Peter P. Hausback
Executive Vice President & Chief Financial Officer